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                                                                 EXHIBIT 10.58



                      GENERAL ELECTRIC CAPITAL CORPORATION
                            10 South LaSalle Street
                                   Suite 2800
                            Chicago, Illinois 60603



                                          October 27, 1997



Pegasus Partners, L.P.
        and
Pegasus Related Partners, L.P.
99 River Road
Cos Cob, Connecticut 06807

Gentlemen:

  Reference is made to the Credit Agreement dated as of October 24, 1997 (as amended, restated, supplemented or otherwise modified, the "Credit Agreement") among Code-Alarm, Inc., certain specified affiliates of Code-Alarm, Inc. signatory thereto, the lenders from time to time signatory thereto and General Electric Capital Corporation as agent for the lenders thereunder. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Credit Agreement.

  We hereby agree to furnish to each of you prompt written notice (an "Acceleration Notice") in the event that all or any portion of the Obligations are accelerated.

  Further, we hereby agree that upon and at any time following an acceleration of any Obligations (irrespective of whether an Acceleration Notice is furnished in connection therewith) we shall upon your request sell, assign, transfer and convey to you (or your designee(s)), or to the extent applicable shall cause to be sold, assigned, transferred and conveyed to you (or your designee(s)), all rights, title, interests, remedies, powers and duties of the Agent and the Lenders in, under and to the Loan Documents (other than the GECC Warrant Documents), Collateral, Loans, Obligations (other than Obligations relating exclusively to the GECC Warrant Documents) and Commitments, provided, that (i) our obligations under this letter agreement shall expire on the sixty-first day following the date we furnish


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Pegasus Partners, L.P.                          2               October 27, 1997
    and
Pegasus Related Partners, L.P.





to you an Acceleration Notice, (ii) the purchase price payable in connection with such conveyance shall be 100% of the then outstanding Obligations (other than Obligations relating exclusively to the GECC Warrant Documents) and your assumption of 100% of the then outstanding Commitments, if any, and (iii) such conveyance shall be made pursuant to an Assignment Agreement substantially in the form of Exhibit 9.1(a) to the Credit Agreement as in effect on the date hereof and such other documentation as you or we shall reasonably deem appropriate to effect such conveyance.

  Nothing herein shall be deemed to modify any term, provision or condition set forth in the Limited Supplemental Guaranty or the Limited Litigation Guaranty, each dated as of October 24, 1997 among GECC, Pegasus Partners, L.P. and Pegasus Related Partners, L.P., or operate as a defense to any obligation of any guarantor under either such guarantee.

  This letter agreement shall be governed by and construed and enforced in accordance with the Laws of the State of New York applicable to contracts made and performed in such state.

                               Very truly yours,

                               GENERAL ELECTRIC CAPITAL CORPORATION


                               By:  /s/ Timothy S. Van Kirk
                                   ---------------------------
                                   Name: Timothy S. Van Kirk
                                   Title: Duly Authorized Signatory


Acknowledged and Agreed:

CODE-ALARM, INC.


By: /s/ Craig S. Camalo
    ---------------------
    Name:  Craig S. Camalo
    Title: VP Finance & CFO